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                                                                    EXHIBIT 4.39

                                                                          [SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                             ST. LOUIS CASINO CORP.

     The undersigned, being of full age, for the purpose of organizing a corporation under Missouri Revised Statutes, Chapter 351, and acts amendatory thereto, does hereby adopt, sign and acknowledge the following Articles of Incorporation.

                                    ARTICLE I

                                      Name

     The name of the corporation shall be "St. Louis Casino Corp."

                                   ARTICLE II

                           Registered Office and Agent

     The address of the corporation's registered office in the State of Missouri is 906 Olive Street, St. Louis, Missouri 63101, and the name of the registered agent at such address is CT Corporation System.

                                   ARTICLE III

                                Authorized Shares

     The corporation shall have the authority to issue an aggregate of 30,000 shares, all of which shall be common voting shares having a par value of $0.01 per share.

                                   ARTICLE IV

                                  Incorporator

     The name and place of residence of the sole incorporator of the corporation is Jean M. Davis, 1363 Osceola Avenue, St. Paul, Minnesota 55105.

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                                    ARTICLE V

                                Cumulative Voting

     No Shareholder of the corporation shall have any right to cumulate votes with respect to shares of the corporation in the election of members of the Board of Directors of the corporation, or when voting on any other matter.

                                   ARTICLE VI

                                Preemptive Rights

     No shareholder of the corporation, solely by reason of such status as a shareholder, shall have any right to acquire any portion of the unissued shares or other securities of the corporation, or any rights to purchase such shares or other securities, which the corporation may from time to time offer or sell to any person.

                                   ARTICLE VII

                               Board of Directors

     The number of members of the initial Board of Directors of the corporation shall be four, and thereafter the number of members of the Board of Directors shall be fixed in the manner provided in the By-Laws of the corporation. The corporation shall report to the Missouri Secretary of State any change in the number of members of the Board of Directors of the corporation within thirty calendar days of such change or otherwise as required by law. The names and addresses of the persons who shall constitute the members of the initial Board of Directors of the corporation, to serve until the first annual meeting of the shareholders of the corporation or until their successors are elected and qualified, are as follows:

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     Marlin F. Torguson                         Allen J. Kokesch
     711 Casino Magic Drive                     711 Casino Magic Drive
     Bay Saint Louis, MS 39520                  Bay Saint Louis, MS 39520

     Roger H. Frommelt                          Wayne K. Lund
     580 International Centre                   1621 Sheridan Lake Road
     900 Second Avenue South                    Rapid City, SD 57702-3423
     Minneapolis, MN 55402

                                  ARTICLE VIII

                                    Duration

     The duration of the corporation shall be perpetual.

                                   ARTICLE IX

                                     Purpose

     The corporation is formed for the purpose of engaging in any or all lawful businesses for which a corporation may be incorporated under Missouri Revised Statutes, Chapter 351. The corporation initially intends to engage in the development and operation of gaming establishments.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of January, 1993.
                                                /s/ Jean M. Davis
                                                ------------------------------
                                                Jean M. Davis, Incorporator

STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

     I, Mary K. Petersen, a Notary Public, do hereby certify that on this 26th day of January, 1993, personally appeared before me, Jean M. Davis, who being first duly sworn, declared that she is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

                                                /s/ Mary K. Petersen
(NOTARIAL SEAL)                                 ------------------------------
                                                Notary Public

[SEAL]                                                                    [SEAL]

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